HARPER & WHITFIELD, P.C.
                  Certified Public Accountants
                     314 Farmington Avenue
                  Farmington, Connecticut 06032

               Consent of Independent Accountants

     We hereby consent to the use of our report, dated September 25, 1995, on the balance sheets of MicroAssembly Systems, Inc. for the years ended December 31, 1993 and 1994, the related statements of income (loss) and accumulated deficit and cash flows for the years then ended, and the statements of loss and accumulated deficit and cash flows for the year ended December 31, 1992 in Amendment No. 1 to each of the Current Reports on Form 8-K of CompuDyne Corporation and Corcap, Inc., respectively, each of which Current Reports was originally dated September 5, 1995.

     We also hereby consent to the incorporation by reference in the Registration Statement of CompuDyne Corporation on Form S-8 with respect to the CompuDyne Corporation 1986 Stock Incentive Compensation Plan Benefit Plan of our report as it appears in the above-mentioned Amendment No. 1 to the Current Report on Form 8-K of CompuDyne Corporation.


                                    /s/ Harper & Whitfield, P.C.
                                    ____________________________

Farmington, Connecticut
November 2, 1995